Exhibit 99.1

Contacts:

Cytokinetics, Incorporated	Burns McClellan, Inc.
Robert I. Blum	Clay Kramer (investors)
President	Justin Jackson (media)
(650) 624-3000	(212) 213-0006
CYTOKINETICS ANNOUNCES THE EXTENSION
OF RESEARCH COLLABORATION WITH GLAXOSMITHKLINE
South San Francisco, CA, June 19, 2006 — Cytokinetics, Incorporated (Nasdaq: CYTK) announced that it has agreed to extend the research term under its strategic alliance with GlaxoSmithKline (GSK) for an additional year to continue research activities focused towards the mitotic kinesin, centromere-associated protein E (CENP-E). The strategic alliance, initiated in June 2001, included a minimum five year research term, which has generated two drug candidates that inhibit kinesin spindle protein (KSP), ispinesib and SB-743921, and a potential drug candidate, GSK-923295, which targets CENP-E. Ispinesib and SB-743921 are in clinical trials and GSK-923295 is in preclinical development.
During the extension of the research term, both companies will perform research activities focused to translational research directed towards CENP-E. CENP-E is a mitotic kinesin directly involved in coupling the mechanics of mitosis with the mitotic checkpoint signaling machinery, regulating cell-cycle transition from metaphase to anaphase. CENP-E is also essential for prometaphase chromosome movements that contribute to metaphase chromosome alignment. These processes are essential to cell proliferation. Preventing cell proliferation by disrupting mitosis is a validated approach to treating patients with cancer.
“We are pleased to extend our collaborative research with GlaxoSmithKline,” stated Robert I. Blum, President, Cytokinetics. “We believe that translational research specifically focused towards CENP-E could be helpful in support of preclinical development activities for GSK-923295 and the expected movement of this novel compound into human clinical trials next year.”
Background on Cytokinetics and GlaxoSmithKline Strategic Alliance
In June 2001, Cytokinetics and GSK announced that they had entered into a broad strategic alliance to discover, develop and commercialize novel small molecule therapeutics targeting mitotic kinesins for applications in the treatment of cancer and other diseases. The strategic alliance has generated two drug candidates in clinical development, ispinesib and SB-743921, and one potential drug candidate in preclinical development, GSK-923295. In September 2005, Cytokinetics and GSK announced an amendment to their original agreement to provide Cytokinetics an expanded role in the clinical research and development of SB-743921. Under the terms of the agreement, Cytokinetics is leading and funding development activities to explore the potential application of SB-743921 for the treatment of non-Hodgkin’s lymphoma, Hodgkin’s lymphoma and multiple myeloma, subject to the option for GSK to resume responsibility for development and commercialization activities for SB-743921 for these indications during a defined period.
Background on Mitotic Kinesin Inhibitors
Since their introduction over 40 years ago, anti-mitotic drugs (taxanes and vinca alkaloids) have advanced the treatment of cancer and are commonly used for the treatment of several tumor types. However, these drugs have demonstrated limited treatment benefit against certain cancers. In addition, these drugs target tubulin, a cytoskeletal protein involved not only in mitosis and cell proliferation, but also in other important cellular functions. Inhibition of these other cellular functions produces dose-limiting toxicities such as peripheral neuropathy, an impairment of the peripheral nervous system. Neuropathies are thought to result when these drugs interfere with the dynamics of microtubule filaments that are responsible for the long-distance transport of important cellular components within nerve cells.
Mitotic kinesins are essential to mitosis, and, unlike tubulin, appear to have no role in unrelated cellular functions. Cytokinetics believes that drugs that inhibit KSP and CENP-E and other mitotic kinesins may represent the next generation of anti-mitotic cancer drugs by arresting mitosis and cell proliferation without impacting unrelated, normal cellular functions, thereby avoiding many of the toxicities commonly experienced by patients treated with existing anti-mitotic drugs.
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Strategic Alliance Research Term Extension Announcement

About Cytokinetics
Cytokinetics is a biopharmaceutical company focused on the discovery, development and commercialization of novel small molecule drugs that specifically target the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Cytokinetics’ focus on the cytoskeleton enables it to develop novel and potentially safer and more effective classes of drugs directed at treatments for cancer, cardiovascular disease and other diseases. Cytokinetics has developed a cell biology driven approach and proprietary technologies to evaluate the function of many interacting proteins in the complex environment of the intact human cell. Cytokinetics employs its PUMA™ system and Cytometrix™ technologies to enable early identification and automated prioritization of compounds that are highly selective for their intended protein targets without other cellular effects, and may therefore be less likely to give rise to clinical side effects. Cytokinetics and GSK entered into a strategic alliance in 2001 to discover, develop and commercialize small molecule therapeutics targeting human mitotic kinesins for applications in the treatment of cancer and other diseases. Ispinesib (SB-715992), SB-743921 and GSK-923295 are being developed under the strategic alliance with GSK. GSK is conducting Phase II and Ib clinical trials for ispinesib and a Phase I clinical trial for SB-743921, and Cytokinetics is conducting a Phase I/II trial of SB-743921 in non-Hodgkin’s lymphoma. Cytokinetics’ unpartnered cardiovascular disease program is the second program to leverage the company’s expertise in cytoskeletal pharmacology. Cytokinetics is conducting a Phase I clinical trial with CK-1827452, a novel small molecule cardiac myosin activator, for the intravenous treatment of heart failure and also has selected CK-1827452 as a potential drug candidate for the treatment of chronic heart failure via oral administration. Additional information about Cytokinetics can be obtained at http://www.cytokinetics.com.
This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ research and development activities and Cytokinetics strategic alliance with GSK, the initiation and timing of clinical trials of GSK-923295, the potential benefits of Cytokinetics’ drug candidates and potential drug candidates and the enabling capabilities of Cytokinetics’ proprietary technologies. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to decisions by GSK to postpone or discontinue research and/or development efforts or financial support for such efforts under Cytokinetics’ collaboration with GSK, unexpected adverse side effects or inadequate therapeutic efficacy of our drug candidates and other potential difficulties or delays in development, testing, regulatory approval, production and marketing of Cytokinetics’ drug candidates that could slow or prevent clinical development, product approval or market acceptance (including the risks relating to uncertainty of patent protection for Cytokinetics’ intellectual property or trade secrets, Cytokinetics’ ability to obtain additional financing if necessary and unanticipated research and development and other costs) and the receipt of funds under our collaborations. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.
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